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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2000

DAMARK INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-19902	41-1551116
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7101 Winnetka Avenue North
Minneapolis, Minnesota 55428
(Address of principal executive offices)
(Zip Code)

(612) 531-0066
(Registrant's telephone number, including area code)

EXHIBIT INDEX LOCATED AT PAGE 4

Item 5.  Other Events.

    On September 29, 2000, Damark International, Inc. (the "Company") announced the completion of a $20 million private placement of Series D Preferred Stock with four institutional investors. The Company issued 200,000 shares of Series D Preferred Stock with a stated value of $100 per share. The Series D Preferred Shares are convertible into the Company's Class A Common Stock at $12.94 per share subject to certain adjustments for future events, including the spinoff of ClickShip Direct or any delay therein. The Series D Preferred Stock has a dividend rate of 6.5% per annum payable quarterly in cash or shares of the Company's Class A Common Stock valued at 95% of then current market price. Unless converted to Class A Common Stock, the Series D Preferred Stock will be redeemed on September 29, 2002 at the stated value of the shares in cash or for shares of the Company's Class A Common Stock valued at 90% of then current market price. In addition, the Company issued Common Stock Purchase Warrants to the purchasers of the Series D Preferred Shares for an aggregate 772,798 shares of Class A Common Stock at an exercise price of $16.17 per share, subject to adjustments similar to the Series D Preferred Stock.

    The net cash proceeds from the issuance of the Series D Preferred Stock were approximately $18.9 million and will be used to supplement working capital.

    On September 29, 2000, the Company also announced a delay in the decision on ClickShip Direct, its order fulfillment and customer care subsidiary. When the Company previously announced its intent to spinoff ClickShip Direct, e-fulfillment and related e-commerce businesses had attractive market valuations and financing prospects. While the Company continues to explore capitalizing ClickShip Direct so that a spinoff can be accomplished, market conditions have changed, valuations have declined substantially for comparable companies in the e-fulfillment and customer care segment and financing has not been readily available to ClickShip Direct. Consequently, the Company is currently exploring all options relating to ClickShip Direct, including raising capital and other strategic alternatives. A decision on ClickShip Direct is now expected by year-end and there is no assurance as to the alternative that the Company will pursue. In the event of a spinoff of ClickShip Direct, the holders of the Series D Preferred Stock will receive warrants to purchase ClickShip Direct common stock as provided in the securities purchase agreement with the Series D Preferred Stock investors, a copy of which is filed as Exhibit 10.1 to this Report.

Item 7.  Financial Statements and Exhibits.

  (c)
  Exhibits
Exhibit No.	Description of Exhibit
3.1	Certificate of Designations, Preferences and Rights for Series D Preferred Stock
10.1	Securities Purchase Agreement dated September 29, 2000
10.2	Form of Common Stock Purchase Warrant
10.3	Registration Rights Agreement dated September 29, 2000

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

DAMARK INTERNATIONAL, INC.
Dated: October 3, 2000	By	/s/ MARK A. COHN Mark A. Cohn Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations, Preferences and Rights for Series D Preferred Stock
10.1	Securities Purchase Agreement dated September 29, 2000
10.2	Form of Common Stock Purchase Warrant
10.3	Registration Rights Agreement dated September 29, 2000

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